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                                                                    Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 9, 1999, on the financial statements and financial statement schedules included in Starwood Hotels & Resorts Worldwide, Inc. and Starwood Hotels & Resorts Joint Current Report on Form 8-K dated July 9, 1999 and to all references to our Firm included in this Registration Statement.



                                         ARTHUR ANDERSEN LLP



New York, New York
December 20, 1999